SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 11, 2007


                                West Marine, Inc.

                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)



    Delaware                     0-22512                  77-0355502
-----------------            ---------------          ------------------
(State or other                (Commission             (I.R.S. Employer
 jurisdiction of                File Number)           Identification No.)
 incorporation)


          500 Westridge Drive
        Watsonville, California                                    95076
    --------------------------------                            ------------
  (Address of principal executive offices)                       (Zip Code)



                                 (831) 728-2700

                             -----------------------

              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.

On October 11, 2007, West Marine, Inc. announced its net sales for the 13-week period (third quarter) ended September 29, 2007 and for the 39-week period ended September 29, 2007. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.        Financial Statements and Exhibits.

                  (a) Not Applicable.

                  (b) Not Applicable.

                  (c) Not Applicable.

                  (d) Exhibits:

                      99.1    Press Release dated October 11, 2007
                              (furnished pursuant to Item 2.02 of Form 8-K)

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    WEST MARINE, INC.



Date:  October 11, 2007             By:  /s/ Thomas R. Moran
                                         ---------------------------------------
                                         Thomas R. Moran
                                         Senior Vice President and
                                         Chief Financial Officer

                                                                  Exhibit 99.1


Contacts:  West Marine, Inc.
Tom Moran, Senior Vice President and Chief Financial Officer
Deborah Ajeska, Assistant Vice President of Financial Planning & Analysis
(831) 761-4229



                  WEST MARINE REPORTS THIRD QUARTER 2007 SALES


WATSONVILLE, CA, October 11, 2007 - West Marine, Inc. (Nasdaq: WMAR) today reported an increase of 0.3% in comparable store sales for the thirteen weeks ended September 29, 2007. Net sales for the period were $187.5 million, a decrease of 4.1% from net sales of $195.6 million a year ago, following the closing of 35 stores in 2006. For the thirty-nine weeks ended September 29, 2007, comparable store sales decreased 1.7%. Net sales for the thirty-nine weeks ended September 29, 2007 were $561.4 million, a decrease of 5.3% from net sales of $592.8 million a year ago.

Net sales in the Stores segment for the third quarter were $166.6 million, a decrease of $7.2 million, or 4.2%, compared to the same period last year, primarily resulting from the closure of under-performing locations. Port Supply (wholesale) segment sales through the distribution centers were $10.1 million, a decrease of $0.5 million, or 4.8%, compared to the same period last year. Port Supply sales to wholesale customers through store locations are included in the Stores segment. Net sales in the Direct Sales segment for the third quarter were $10.8 million, a decrease of $0.3 million, or 2.9%, compared to the same period last year.

Peter Harris, Chief Executive Officer of West Marine, said, "The positive comparable store sales trends this quarter reflect the results of our focus on assortment, customer service, and in-stock levels. Although there are not yet indications of broader positive momentum in the boating market, the northeastern United States season was longer and stronger than in recent years. Florida remains very weak. Soft sales of higher-priced discretionary items, such as electronics, continue. We continue to see growth in the web channel while working our way through website infrastructure transitions."


ABOUT WEST MARINE
West Marine, the country's largest specialty retailer of boating supplies and accessories, has 372 stores located in 38 states, Puerto Rico and Canada. Our catalog and Internet channels offer customers approximately 50,000 products and the convenience of exchanging catalog and Internet purchases at our store locations. Our Port Supply division is one of the country's largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. For more information on West Marine's products and store locations, or to start shopping, visit westmarine.com or call 1-800-BOATING (1-800-262-8464).